Exhibit 99.1

NEWS

KeyCorp and Scotiabank Complete Initial Tranche of Strategic Minority Investment

CLEVELAND, OH - August 30, 2024 /PRNewswire/ — KeyCorp (NYSE: KEY) today announced that The Bank of Nova Scotia (“Scotiabank”) has completed the initial purchase of KeyCorp’s common stock with an investment of approximately $0.8 billion as expected. With this investment, Scotiabank now owns approximately 4.9% of KeyCorp’s common stock.

This initial purchase is part of the agreement announced on August 12, 2024, under which Scotiabank (TSX: BNS) (NYSE: BNS) will make a strategic minority investment in KeyCorp of approximately $2.8 billion, representing approximately 14.9% pro forma common stock ownership, for a fixed price of $17.17 per share.

The parties expect to complete the final purchase of approximately $2.0 billion upon receipt of Federal Reserve approval, which is expected to occur in the first quarter of 2025.

About KeyCorp

KeyCorp’s roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at June 30, 2024.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

About Scotiabank

Scotiabank’s vision is to be our clients’ most trusted financial partner, to deliver sustainable, profitable growth and maximize total shareholder return. Guided by our purpose: “for every future,” we help our clients, their families and their communities achieve success through a broad range of advice, products and services, including personal and commercial banking, wealth management and private banking, corporate and investment banking, and capital markets. With assets of approximately CDN $1.4 trillion (as of July 31, 2024), Scotiabank trades on the Toronto Stock Exchange (TSX: BNS) and New York Stock Exchange (NYSE: BNS). For more information, please visit www.scotiabank.com and follow us on X @Scotiabank.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” “estimate,” “potential,” “contemplate,” “explore,” and other words of similar meaning. Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2023, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Brian Mauney, 216.689.0521, brian_mauney@keybank.com

Media: Susan Donlan, 216.471.3133, susan_e_donlan@keybank.com